Exhibit 4.3

		STATE OF HAWAII	Form DC - 3
FILED	09/13/2004 12:09 PM	DEPARTMENT OF COMMERCE AND	7/2004
Business Registration Division		CONSUMER AFFAIRS
DEPT. OF COMMERCE AND CONSUMER AFFAIRS		Business Registration Division
335 Merchant Street
State of Hawaii		Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

ARTICLES OF AMENDMENT

(Section 414-286, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, duly authorized officer of the corporation submitting these Articles of Amendment, certifies as follows:

1.	The name of the corporation is:

CENTRAL PACIFIC FINANCIAL CORP.

2.	The amendment(s) adopted is attached.

3.	The total number of shares outstanding is:	16,141,443 common (as of September 13, 2004); 0 Preferred;
0 Junior Participating Preferred, Series A

4.	The amendment(s) was adopted (check one):

☒	at a meeting of the shareholders held on	September 13, 2004
(Month Day Year)

Class/Series	Total Number of Votes Entitled to be Cast	Number of Votes Cast For Amendment	Number of Votes Cast Against Amendment
Common	16,109,107	13,314,106	1,062,031

OR

☐	by written consent dated		which all of the shareholders signed.
(Month Day Year)

5. If the amendment(s) provides for an exchange, reclassification, or cancellation of issued shares, provisions necessary to effect the exchange, reclassification, or cancellation, if any, have been made.

The undersigned certifies under the penalties of Section 414-20, Hawaii Revised Statutes, that the undersigned has read the above statements and that the same are true and correct.

Signed this	14th	day of	September	,	2004

Glenn K.C. Ching, Vice President & Secretary					/s/ Glenn K.C. Ching
(Type/Print Name & Title)					(Signature of Officer)

SEE INSTRUCTIONS ON REVERSE SIDE. The articles must be signed by at least one officer of the corporation.

ATTACHMENT TO THE ARTICLES OF AMENDMENT

OF CENTRAL PACIFIC FINANCIAL CORP.

Article IV. Section 1, of the Articles of Incorporation of Central Pacific Financial Corp., as amended, is amended to read as follows:

                                                                "1.           The amount of authorized capital stock of the Corporation shall be ONE HUNDRED MILLION (100,000,000) shares of common stock, no par value per share, and ONE MILLION (1,000,000) shares of preferred stock, no par value per share.  The Corporation shall have the privilege of subsequent extensions of its capital stock from time to time in the manner provided by law."